Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement No. 333-186949 on Form S-8 of The
Coca-Cola Company, of our report dated June 27, 2014, with respect to the financial statements and supplemental schedules of Western Container Corporation Retirement Savings Plan, which report appears in this Annual Report on Form 11-K for the year ended December 31, 2013.

/s/ Long & Associates, LLC

Alpharetta, Georgia
June 27, 2014